Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Dec-99
Payment Date            25-Jan-00
Prior Payment Date      27-Dec-99


A   AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
    Initial Aggregate Discounted Lease Balance                                                                      174,935,104.00

    Discounted Contract Balance, beginning                                                                          150,985,852.09
    Discounted Contract Balance, ending                                                                             146,362,548.11

B   PAST DUE LEASE PAYMENTS
    Past due balance, beginning                                                                                         811,174.10
          Past due payments received (reimbursed per this report)                                                       785,279.42
          Past dues on Non-Performing, Warranty and Adjusted Leases                                                           0.00
          Past dues on Early Terminations                                                                                     0.00
          New Net Advances (last month's current Contracts that became past due)                                        607,904.83
          Past dues on Replacement Leases                                                                                     0.00
                                                                                                                    --------------
    Past due balance, ending                                                                                            633,799.51
                                                                                                                    ==============

C   ADVANCE LEASE PAYMENTS
          Applied to Current from Prepaid                                                                                     0.00
          Advance payments on Disqualified Leases                                                                             0.00
          Received on Replacement Leases                                                                                      0.00
          Received this month                                                                                           433,136.22
                                                                                                                    --------------
    Total Advance Lease Payments Received                                                                               433,136.22
                                                                                                                    ==============

D   SUBSTITUTIONS
    Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                                     0.00
          Defaulted Leases and Adjusted Contracts provided with Substitute Leases                                             0.00
                                                                                                                    --------------
    Defaulted Leases and Adjusted Contracts Substitued to date, ending                                                        0.00
                                                                                                                    ==============
    Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                                          0.00%

    Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                                                  0.00
          Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                                          0.00
                                                                                                                    --------------
    Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                                     0.00
                                                                                                                    ==============

                                                                                                                    --------------
    Total Substitutions, ending                                                                                               0.00
                                                                                                                    ==============
    Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                                      0.00%

E   RESERVE ACCOUNT
    Reserve Account balance, beginning                                                                                1,541,906.64
          Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)                                  1,749,351.04
          Excess (Shortfall)                                                                                           (207,444.40)
          Deposit from (Release to) Certificateholder                                                                   207,444.40
                                                                                                                    --------------
    Reserve Account balance, ending                                                                                   1,749,351.04
                                                                                                                    ==============

F   AVAILABLE FUNDS (COLLECTION ACCOUNT)
          Regular monthly Lease Payments                                                                              3,933,318.45
          Reinvestment Income from Collection Account and Reserve Account                                                     0.00
          Past due payments received                                                                                    785,279.42
          Past due payments due on Early Termination (From Seller)                                                            0.00
          Proceeds from Prepayments not replaced                                                                        984,489.87
          Recoveries on Non-Performing Leases not Substituted                                                                 0.00
          Servicer Advances                                                                                             633,799.51
          Casualty and Termination Payments                                                                                   0.00
          Expired Contract Proceeds                                                                                           0.00
          Defaulted Contract Recoveries                                                                                       0.00
          Advance Lease Payments                                                                                        433,136.22
                                                                                                                    --------------
    Total Available Funds                                                                                             6,770,023.47
                                                                                                                    ==============


G   PAYMENTS TO THE SERVICER AND TRUSTEE
          Past due payments received, prior advance                                                                     811,174.10
          Past due payments due, current advance                                                                       (633,799.51)
          Past due payments advanced on Disqualified Leases                                                                   0.00
          Advance payments on Disqualified Leases                                                                             0.00
          Servicer Fee                                                                                                   62,910.77
          Excess Cash                                                                                                   238,333.92
                                                                                                                    --------------
    Total Payments to Servicer                                                                                          478,619.28
                                                                                                                    ==============
          Back-up Servicer Fee (3.0 bp)                                                                                   3,774.65
          Indenture Trustee Fee (2 bp)                                                                                    2,516.43
    Total Payments to Trustee                                                                                             6,291.08
                                                                                                                    ==============

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Dec-99
Payment Date            25-Jan-00
Prior Payment Date      27-Dec-99

PAYMENTS TO NOTEHOLDERS


                                                                                                                          Percentage
                                   Beginning                                   (Regular)  (Additional)             End        of all
                    Initial        of Period    Interest       Interest       Principal     Principal        of Period         Notes
Class               Balance          Balance        Rate           Paid            Paid          Paid          Balance   Outstanding
------------------------------------------------------------------------------------------------------------------------------------
A-1           50,293,842.00    26,344,590.36      5.777%     122,599.67    4,623,303.98          0.00    21,721,286.38        15.30%
A-2           40,759,879.00    40,759,879.00      6.590%     223,839.67            0.00          0.00    40,759,879.00        28.71%
A-3           18,280,718.00    18,280,718.00      6.890%     104,961.79            0.00          0.00    18,280,718.00        12.87%
A-4           48,544,491.00    48,544,491.00      7.070%     286,007.96            0.00          0.00    48,544,491.00        34.19%
------------------------------------------------------------------------------------------------------------------------------------
Class A      157,878,930.00   133,929,678.36                 737,409.09    4,623,303.98          0.00   129,306,374.38        91.07%
------------------------------------------------------------------------------------------------------------------------------------
B              7,434,742.00     7,434,742.00      7.300%      45,228.01            0.00          0.00     7,434,742.00         5.24%
C              3,936,040.00     3,936,040.00      8.070%      26,469.87            0.00          0.00     3,936,040.00         2.77%
D              1,312,013.00     1,312,013.00      0.480%      11,458.25            0.00          0.00     1,312,013.00         0.92%
------------------------------------------------------------------------------------------------------------------------------------
Total Notes  170,561,725.00   146,612,473.36                 820,565.22    4,623,303.98          0.00   141,989,169.38       100.00%
------------------------------------------------------------------------------------------------------------------------------------
                 0.03076923

                                                     Target
                            (defined)              Investor
                               Class              Principal         Class
Class                     Percentage                 Amount        Floors
--------------------------------------------------------------------------------
A                           86.3158%         126,333,987.36
B                            5.9649%           8,730,397.67          --
C                            3.1579%           4,621,975.38          --
D                            1.0526%           1,540,658.07          --

(Retained) Certificate Balance                 4,373,378.73


Monthly Principal Amount                                            4,623,303.98
Overcollateralization Balance (prior)                               4,373,378.73
Overcollateralization Balance (current)                             4,373,378.73
Cumulative Loss Amount                                                      0.00
Additional Principal                                                        0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt

Available Funds                                                     6,770,023.47
Reserve Account Draw                                                        0.00
Servicing Fee Paid & Reimb. of Advances                               874,084.87
Back-up Servicer Fee Paid                                               3,774.65
Trustee Fee Paid                                                        2,516.43
Note Interest Paid                                                    820,565.22
Note Principal Paid                                                 4,623,303.98
Reserve Account Deposit                                               207,444.40
Reserve Account Withdrawal                                                  0.00
                                                                    ------------
Remainder to Certificateholder                                        238,333.92

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Dec-99
Payment Date            25-Jan-00
Prior Payment Date      27-Dec-99

Delinquent Contracts

----------------------------------------------------------------------------------------------------
Days Delinquent     Number of Leases      Agg Contract Balance     Percentage    Agg Monthly Payment
----------------------------------------------------------------------------------------------------
Current                          597            126,805,202.78          86.64%          3,933,318.45
1-30                              80             18,905,514.78          12.92%            605,492.96
31-60                             12                594,775.44           0.41%             26,552.75
61-90                              3                 57,055.11           0.04%              1,753.80
91-120                             0                      0.00           0.00%                  0.00


Total                            692            146,362,548.11         100.00%          4,567,117.96


** Minor differences attributable to rounding.

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date              31-Dec-99
Payment Date              25-Jan-00
Prior Payment Date        27-Dec-99

Prepayed Contracts

----------------------------------------------------------------
Lease Number              Lessee                         ADLB
----------------------------------------------------------------
3438                Alpha Plastics, Inc.              984,489.87


Defaulted Contracts

--------------------------------------------------------------------------------
Lease Number           Lessee          ADLB          Recoveries         Net Loss
--------------------------------------------------------------------------------